UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2001

Date of Report (Date of earliest event reported)

THE PEOPLES GAS LIGHT AND COKE COMPANY

(Exact name of registrant as specified in its charter)

Illinois	2-26983	36-1613900
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

Labor Negotiations. On May 18, 2001, members of Gas Workers Union local 18007 SEIU, which represents approximately 1,040 Peoples Gas field employees, voted to reject Peoples Gas' revised final contract offer and authorized a strike, which commenced on May 19, 2001. Peoples Gas has contingency plans that allow it to continue to provide safe and reliable service during the strike. It is too early for management to determine what effect the strike will have, if any, on the company's operations and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrant)

May 24, 2001	By: /s/ J.M. LUEBBERS____
(Date)	J. M. Luebbers
Vice President, Chief Financial Officer and Controller